First California Financial Group, Inc. 10-Q

Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Report”) by First California Financial Group, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ C. G. Kum	Date: November 14, 2011
C. G. Kum
President and Chief Executive Officer

/s/ Romolo Santarosa	Date: November 14, 2011
Romolo Santarosa
Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer